U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C.

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                             Securities Act of 1934


                                 April 30, 2003
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)




                               Capco Energy, Inc.
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              Exact Name of Registrant as Specified in its Charter




         Colorado                     0-10157                84-0846529
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State or Other Jurisdiction       Commission File           IRS Employer
of Incorporation                      Number            Identification Number



                                1401 Blake Street
                             Denver, Colorado 80202
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            Address of Principal Executive Office, Including Zip Code


                                 (303) 572-1135
       ------------------------------------------------------------------
               Registrant's Telephone Number, including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On April 30, 2003, the Registrant sold all of the outstanding stock of Meteor Enterprises, Inc. ("Meteor") to Sedco, Inc. The closing was effective as of January 1, 2003. Meteor is the petroleum marketing and distribution segment of the Registrant doing business in New Mexico, Colorado, Wyoming, South Dakota, Nevada, Utah, Montana, Nebraska and Idaho.

     The sales price was $2,500,000 and 4,000,000 shares of Network Fueling Corp. ("NFC") as follows:

     a) $300,000 previously loaned to Registrant by Purchaser will be applied to purchase price as a non-refundable portion of the purchase price.

     b) A $1,200,000 promissory note, bearing interest at the annual rate of 7%. The note will be due on April 30, 2004. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003.

     c) A $1,000,000 promissory note, bearing interest at the annual rate of 7%. The note will be due on October 31,2003. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003.

     d) 4,000,000 shares of NFC representing 36.3% of the total outstanding stock of NFC.

     The President and director of the Registrant, Ilyas Chaudhary, is the sole shareholder of Sedco Energy, Inc. The amount of consideration received was determined based on negotiations between the parties. The sale is subject to a fairness opinion being obtained. If the fairness opinion states the transaction is not fair to Registrant the transaction can be terminated and the $300,000 already received would be retained by Registrant. The transaction was approved by the Board of Directors of Registrant at a meeting held on April 30, 2003.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS



     (c) Exhibits

    Exhibit No. 10.1     Stock Purchase Agreement,          Filed herewith
                         dated April 30, 2003, by and       electronically
                         between Capco Energy, Inc. and
                         Sedco, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAPCO ENERGY, INC.


Dated:  May 15, 2003                       By:/s/ Ilyas Chaudhary
                                              ----------------------
                                              Ilyas Chaudhary
                                              President